Exhibit 99.1

For immediate release:

Bank of Commerce Holdings™ announces Fourth Quarter and Full Year 2011 Results

REDDING, California, January 31, 2012/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ: BOCH), a $940.7 million bank holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™

(a division of Redding Bank of Commerce), and Bank of Commerce Mortgage™ today reported net income available to common shareholders of $1.9 million and diluted earnings per share (“EPS”) of $0.12 for the fourth quarter 2011, and full year income available to common shareholders of $6.3 million and diluted EPS of $0.37.

Key Financial Items for the fourth quarter 2011:

•

Net Income available to common shareholders of $1.9 million reflects a 39% increase over the $1.4 million reported for the quarter ended December 31, 2010, and a 13% increase over the $1.7 million recorded for the third quarter 2011.

•	Diluted EPS of $0.12 compares to $0.08 reported for the same period a year ago and $0.10 for prior quarter ended September 30, 2011.

•	Loan loss provisions for the fourth quarter were $1.8 million compared to $4.6 million for the fourth quarter 2010 and $2.2 million for the prior quarter ended September 30, 2011.

•	Nonperforming assets represented 2.68% of total assets in the current period versus 2.30% for the quarter ended September 30, 2011.

•	Mortgage banking revenue for the three months ended December 31, 2011 decreased by 15% compared to the same period a year ago, primarily driven by decreased origination and refinancing activities.

Key Financial Items for the full year 2011:

•	Net Income available to common shareholders of $6.3 million reflects a 20% increase over the $5.3 million reported for the full year 2010.

•	Full year 2011 diluted EPS of $0.37 compares to $0.35 diluted EPS for full year 2010.

•	Provision for loan losses declined 30% year over year to $9.0 million.

•	Nonperforming assets totaled $25.2 million and represented 2.68% of total assets at year end 2011, compared to $22.8 million and 2.43% at year end 2010, respectively.

•	Non-maturing core deposits increased $37.3 million or 11% from a year ago December 31, 2010.

•	Mortgage banking revenue remained steady for the full year 2011 at $14.3 million compared to $14.3 million for the full year 2010.

Patrick J. Moty, President and CEO commented: “2011 was a challenging but exciting year for the bank. Our positive financial performance continues to outpace our peers as we navigate through the lingering effects of the recession.. We look forward to 2012 with great optimism as we enter our thirtieth successful year of operations. We are proud to provide high quality financial services to our local communities.”

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and under the heading: “Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Table 1 below shows summary financial information for the quarters ended December 31, 2011 and 2010, and September 30, 2011.

Table 1

SUMMARY FINANCIAL INFORMATION

(Shares and dollars in thousands)	Quarter ended December 31, 2011	Quarter ended December 31, 2010	Change	Quarter ended September 30, 2011	Change

Selective quarterly performance ratios
Return on average assets, annualized	0.90%	0.70%	0.20%	0.91%	-0.01%
Return on average equity, annualized	7.48%	6.22%	1.26%	7.45%	0.03%
Efficiency ratio for quarter to date	63.84%	53.73%	10.11%	56.32%	7.52%

Share and Per Share figures - Actual
Common shares outstanding at period end	16,991	16,991	—	16,991	—
Weighted average diluted shares	16,991	16,991	—	16,991	—
Income per diluted share	$0.12	$0.08	$0.04	$0.10	$0.02
Book value per common share	$5.33	$4.97	$0.36	$5.30	$0.03
Tangible book value per common share	$5.00	$4.78	$0.22	$4.93	$0.07

Capital Ratios
	December 31, 2011	December 31, 2010	Change	September 30, 2011	Change
Bank of Commerce Holdings
Tier 1 risk based capital ratio	14.45%	13.74%	0.71%	14.80%	-0.35%
Total risk based capital ratio	15.70%	15.00%	0.70%	16.05%	-0.35%
Leverage ratio	13.52%	12.48%	1.04%	13.82%	-0.30%

Redding Bank of Commerce
Tier 1 risk based capital ratio	14.46%	13.34%	1.12%	15.20%	-0.74%
Total risk based capital ratio	15.71%	14.59%	1.12%	16.45%	-0.74%
Leverage ratio	12.96%	11.60%	1.36%	13.05%	-0.09%

As indicated in Table 1 above, Bank of Commerce Holdings (the “Company”) continues to remain well capitalized. At December 31, 2011, the Company’s Tier 1 and Total risk based capital ratios measured 14.45% and 15.70% respectively, while the leverage ratio was 13.52%.

Return on average assets (ROA) and return on average equity (ROE) for the three months ended December 31, 2011, was 0.90% and 7.48%, respectively compared with 0.70% and 6.22% for the three months ended December 31, 2010. The increase in ROA and ROE for the three months ended December 31, 2011 compared with the same period a year ago, was primarily driven by lower loan loss provision expense, and decreased interest expense on deposits and borrowings, partially offset by decreased yields in the loan portfolio. The Company continues to experience decreased yields in the loan portfolio due to the combination of, downward rate adjustments of variable rate loans, pay offs of higher yielding loans, and the transfer of existing loans to nonaccrual status.

Table 2

PERIOD END LOANS

(Dollars in thousands)	December 31, 2011	% of Total	December 31, 2010	% of Total	Change		September 30, 2011	% of Total
					Amount	%
Commercial	$138,411	24%	$130,579	22%	$7,832	6%	$147,495	25%
Real estate – construction loans	26,064	4%	41,327	7%	(15,263)	-37%	24,257	4%
Real estate – commercial (investor)	219,864	38%	215,697	36%	4,167	2%	215,781	37%
Real estate – commercial (owner occupied)	65,885	11%	68,055	11%	(2,170)	-3%	64,963	11%
Real estate – ITIN loans	64,833	11%	70,585	12%	(5,752)	-8%	66,365	11%
Real estate – mortgage	19,679	3%	19,299	3%	380	2%	19,653	3%
Real estate – equity lines	44,445	8%	48,178	8%	(3,733)	-8%	45,593	8%
Consumer	5,283	1%	6,775	1%	(1,492)	-22%	5,400	1%
Other loans	224	—%	301	—%	(77)	-26%	101	—%

Gross portfolio loans	584,688	100%	600,796	100%	(16,108)	-2.68%	589,608	100%

Less:
Deferred loan fees, net	(37)		90		(127)	-141%	11
Allowance for loan losses	10,622		12,841		(2,219)	-17%	10,590

Net portfolio loans	$574,103		$587,865		$(13,762)	-2%	$579,007

Yield on loans	5.69%		5.94%		-0.25%		5.67%

Balance Sheet Overview

As of December 31, 2011, the Company had total consolidated assets of $940.7 million, total net portfolio loans of $574.1 million, allowance for loan losses of $10.6 million, total deposits of $667.3 million, and stockholders’ equity of $113.6 million.

Overall, the net portfolio loan balance decreased modestly during full year 2011 compared to 2010. The Company’s net loan portfolio was $574.1 million at December 31, 2011, compared with $587.9 million at December 31, 2010, a decrease of $13.8 million, or 2%. The decrease was primarily driven by net payoffs, and specific charge offs of principal balances.

Table 3

PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES

(Dollars in thousands)	December 31, 2011	% of Total	December 31, 2010	% of Total	Change		September 30, 2011	% of Total
					Amount	%
Cash equivalents:
Cash and due from banks	$21,442	9%	$23,786	9%	$(2,344)	-10%	$30,961	14%
Interest bearing due from banks	26,676	10%	39,470	16%	(12,794)	-32%	27,476	12%

	48,118	19%	63,256	25%	(15,138)	-24%	58,437	26%

Investment Securities:
U.S. Treasury and agency	—	—%	26,331	10%	(26,331)	-100%	4,012	2%
Obligations of state and political subdivisions	77,326	31%	64,151	25%	13,175	21%	60,417	27%
Mortgage backed securities	60,610	24%	65,247	26%	(4,637)	-7%	46,169	21%
Corporate securities	40,820	16%	28,957	11%	11,863	100%	35,521	16%
Other asset backed securities	24,768	10%	4,549	3%	20,219	444%	19,585	8%

	203,524	81%	189,235	75%	14,289	8%	165,704	74%

Total cash equivalents and investment securities	$251,642	100%	$252,491	100%	$(849)	0%	$224,141	100%

Yield on cash equivalents and investment Securities	2.64%		2.61%				2.64%

The Company continued to maintain a strong liquidity position during the reporting period. As of December 31, 2011 the Company maintained cash positions at the Federal Reserve Bank (FRB) and correspondent banks in the amount of $21.4 million. The Company also held certificates of deposits with other financial institutions in the amount of $26.7 million, which the Company considers highly liquid.

The Company’s available-for-sale investment portfolio is primarily utilized as a source of liquidity to fund other higher yielding asset opportunities, such as mortgage loan originations when required. Investment securities totaled $203.5 million at December 31, 2011, compared with $165.7 million at September 30, 2011. The $37.8 million, or 22.8% increase reflects net purchase activity relating to the purchases of asset backed securities, municipal bonds, and corporate securities, partially offset by sales of U.S treasuries and called agencies. During the three months ended December 31, 2011, the Company purchased securities with the objective of preserving the net interest margin without extending overall portfolio duration. The Company recognized $105 thousand in gains on sales of securities for the three months ended December 31, 2011.

At December 31, 2011, the Company’s net unrealized gain on available-for-sale securities was $1.5 million, compared with a $2.0 million net unrealized gain as of September 30, 2011. The unfavorable change in net unrealized gains was primarily due to decreases in the fair values of the Company’s corporate bond portfolio, as yield spreads have widened subsequent to the initial purchase of these securities. The unfavorable change was partially offset by increased unrealized gains in the municipal bond portfolio.

Table 4

QUARTERLY AVERAGE DEPOSITS BY CATEGORY

(Dollars in thousands)	Q4	% of	Q4	% of	Change		Q3	% of
	2011	Total	2010	Total	Amount	%	2011	Total
Demand deposits	$112,355	17%	$98,158	15%	$14,197	14%	$99,087	15%
Interest bearing demand	175,904	27%	157,092	25%	18,812	12%	167,489	26%

Total checking deposits	288,259	44%	255,250	40%	33,009	13%	266,576	41%
Savings	91,750	14%	83,860	13%	7,890	9%	94,287	14%

Total non-time deposits	380,009	58%	339,110	53%	40,899	12%	360,863	55%
Time deposits	280,525	42%	296,111	47%	(15,586)	-5%	290,811	45%

Total deposits	$660,534	100%	$635,221	100%	$25,313	4%	$651,674	100%

Weighted average rate on total deposits	1.05%		1.41%				1.13%

Fourth quarter 2011 average total deposits of $660.5 million increased 4% or $25.3 million from the fourth quarter in 2010. Non maturing core deposits increased $37.3 million or 11% year over year, while the Company experienced 4% organic growth in certificates of deposits.

Operating Results for the Fourth Quarter 2011

Through proactive and aggressive management of problem credits, and the maintenance of a relatively healthy net interest margin, the Company has remained profitable during the economic downturn. As such, the Company continues to be well positioned to take advantage of strategic growth opportunities. Net income attributable to Bank of Commerce Holdings was $2.1 million for the three months ended December 31, 2011, compared with $2.0 million for the three months ended September 30, 2011, and $1.6 million for the three months ended December 31, 2010. Net income available to common stockholders was $1.9 million for the three months ended December 31, 2011, compared with $1.7 million for the three months ended September 30, 2011, and $1.4 million for the three months ended December 31, 2010. During the fourth quarter of 2011, diluted earnings per share increased $0.02 per share when compared to the third quarter of 2011, and increased $0.04 per share compared to the fourth quarter of 2010.

The Company continued to pay quarterly cash dividends of $0.03 per share during 2011, consistent with final three quarters of 2010.

Table 5

SUMMARY INCOME STATEMENT

(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2011	2010	Amount	%	2011	Amount	%
Net interest income	$8,459	$8,617	$(158)	-2%	$8,446	$13	0%
Provision for loan and lease losses	1,800	4,550	(2,750)	-60%	2,211	(411)	-19%
Noninterest income	5,392	6,902	(1,510)	-22%	5,301	91	2%
Noninterest expense	8,843	8,339	504	6%	7,742	1,101	14%

Income before income taxes	3,208	2,630	578	22%	3,794	(586)	-15%
Provision for income taxes	927	749	178	24%	1,403	(476)	-34%

Net income	2,281	1,881	400	21%	2,391	(110)	-5%
Less: Net income attributable to noncontrolling interest	219	260	(41)	-16%	348	(129)	-37%

Net income attributable to Bank of Commerce Holdings	2,062	1,621	441	27%	2,043	19	1%
Less: preferred dividend and accretion on preferred stock	139	234	(95)	-41%	334	(195)	-58%

Income available to common shareholders	$1,923	$1,387	$536	39%	$1,709	$214	13%

Basic earnings per share	$0.12	$0.08	$0.04	50%	$0.10	$0.02	20%
Diluted earnings per share	$0.12	$0.08	$0.04	50%	$0.10	$0.02	20%
Cash dividends declared per share	$0.03	$0.03	$—	0%	$0.03	$—	0%

Table 6

NET INTEREST SPREAD AND MARGIN

(Dollars in thousands)	Q4	Q4	Change	Q3	Change
	2011	2010	Amount	2011	Amount
Yield on average interest earning assets	4.87%	5.04%	-0.17%	4.87%	0.00%
Rate on average interest bearing liabilities	1.30%	1.44%	-0.14%	1.18%	0.12%

Net interest spread	3.57%	3.60%	-0.03%	3.69%	-0.12%
Net interest margin on a tax equivalent basis	3.97%	3.99%	-0.02%	4.03%	-0.06%

Average earning assets	$877,051	$887,957	$(10,906)	$859,919	$17,132
Average interest bearing liabilities	$684,181	$715,689	$(31,508)	$686,422	$(2,241)

Net interest income for the three months ended December 31, 2011 was $8.5 million, a decrease of $158 thousand or 2% compared to the same period in 2010, and an increase of $13 thousand compared with three months ended September 30, 2011. Net interest income for the three months ended December 31, 2011 compared to the same period a year ago, was negatively impacted by lower yields in the loan portfolio, partially offset by lower funding costs pertaining to repricing certificates of deposits, and to a lesser extent, demand and savings accounts.

The net interest margin (net interest income as a percentage of average interest earning assets) on a fully tax-equivalent basis was 3.97% for the three months ended December 31, 2011, a decrease of 2 basis points as compared to the same period in 2010.

Table 7

NONINTEREST INCOME

(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2011	2010	Amount	%	2011	Amount	%
Service charges on deposit accounts	$40	$53	$(13)	-25%	$50	$(10)	-20%
Payroll and benefit processing fees	129	113	16	14%	99	30	30%
Earnings on cash surrender value - Bank owned life insurance	118	111	7	6%	117	1	1%
Net gain on sale of securities available-for-sale	105	738	(633)	-86%	532	(427)	-80%
Merchant credit card service income, net	34	53	(19)	-36%	39	(5)	-13%
Mortgage banking revenue, net	4,826	5,711	(885)	-15%	4,346	480	11%
Other income	140	123	17	14%	118	22	19%

Total noninterest income	$5,392	$6,902	$(1,510)	-22%	$5,301	$91	2%

For the three months ended December 31, 2011, the Company recorded service charges on deposit accounts of $40 thousand compared to $53 thousand for the same period a year ago. The decrease in service charges was primarily attributable to the discontinuance of the Overdraft Privilege product, and decreased analysis fees charged to customers.

For the three months ended December 31, 2011, the Company recorded earnings on the cash surrender value Bank owned life insurance of $118 thousand compared to $111 thousand for the same period a year ago. The increased income was primarily attributable to the purchase of an additional policy.

For the three months ended December 31, 2011, the Company recorded securities gains of $105 thousand compared to securities gains of $738 thousand for the same period a year ago. The decreased gains during the three months ended December 31, 2011 compared to the same period a year ago, resulted from decreased sales activity.

For the three months ended December 31, 2011, the Company recorded merchant credit card income of $34 thousand compared to $53 thousand for the same period a year ago. During the first quarter of 2011, approximately 50% of the merchant credit card portfolio was sold to an independent third party, resulting in additional revenues of $225 thousand. Accordingly, merchant credit card income for the three months ended December 31, 2011 is down 36% compared to the same period a year ago.

Mortgage banking revenue for the three months ended December 31, 2011 decreased by 15% compared to the same period a year ago, primarily driven by decreased origination and refinancing activity.

Table 8

NONINTEREST EXPENSE

(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2011	2010	Amount	%	2011	Amount	%
Salaries and related benefits	$5,613	$4,665	$948	20%	$4,994	$619	12%
Occupancy and equipment expense	701	855	(154)	-18%	742	(41)	-6%
Write down of other real estate owned	—	196	(196)	-100%	—	—	0%
FDIC insurance premium	284	261	23	9%	300	(16)	-5%
Data processing fees	107	65	42	65%	92	15	16%
Professional service fees	586	567	19	3%	513	73	14%
Deferred compensation expense	139	127	12	9%	136	3	2%
Stationery and supplies	67	47	20	43%	63	4	6%
Postage	47	53	(6)	-11%	47	—	0%
Directors expense	68	58	10	17%	67	1	1%
Other expenses	1,231	1,445	(214)	-15%	788	443	56%

Total noninterest expense	$8,843	$8,339	$504	6%	$7,742	$1,101	14%

Noninterest expense includes salaries and benefits, occupancy and equipment, write down of other real estate owned (OREO), FDIC insurance assessments, director fees, and other expenses. Other expenses include overhead items such as utilities, telephone, insurance and licensing fees, and business travel. Noninterest expense for the three months ended December 31, 2011 was $8.8 million compared to $8.3 million during the same period in 2010, and $7.7 million for the third quarter 2011.

Salaries and related benefits for the three months ended December 31, 2011 increased by $948 thousand or 20%, compared to the same period a year ago, and increased by $619 thousand compared to the third quarter of 2011. During the second quarter of 2011, the mortgage subsidiary transitioned existing loan officers from a commission based compensation plan to a salary based compensation plan, which resulted in increased salary expense for the three months ended December 31, 2011 compared to the same period a year ago. Prior to the transition, commission expenses were recorded in net mortgage banking revenues. In addition, during the fourth quarter 2011, both the mortgage subsidiary and the Bank increased accrued employee cash rewards during the three months ended December 31, 2011 compared to the same period a year ago, and compared to the three months ended September 30, 2011.

Occupancy and equipment expense for the three months ended December 31, 2011 decreased by $154 thousand or 18%, compared to the same period a year ago, and decreased by $41 thousand compared to the third quarter of 2011. The decrease in occupancy and equipment expense was primarily driven by decreased net rent expense, decreased equipment repairs expenses, and decreased premises maintenance.

Write down of the Company’s OREO decreased by $196 thousand compared to the same period a year ago. The OREO charges during the periods presented were primarily associated with a commercial real estate property where management identified impairment and appropriately reduced the property’s carrying value.

FDIC insurance premium expense for the three months ended December 31, 2011 increased by $23 thousand or 9%, compared to the same period a year ago. The increase is primarily due to the FDIC’s revisions in deposit insurance assessments methodology for determining premiums and the associated prepayment true up adjustments.

Data processing expense for the three months ended December 31, 2011 increased by $42 thousand or 65%, compared to the same period a year ago. The increase is primarily attributable to reclassifications of certain core processing maintenance expenses, and additional maintenance expenses resulting from new software additions.

Professional service fees encompass audit, legal, and consulting fees. Professional service fee expense remained consistent during the fourth quarter 2011 compared to the same period a year ago, as decreased legal costs at the Bank were offset by increased consulting fees at the mortgage subsidiary. The increase in professional service fees in the three months ended December 31, 2011 compared to the three months ended September 30, 2011 was primarily driven by increased consulting fees at the mortgage subsidiary relating to ongoing operational efficiency objectives.

Other expenses for the three months ended December 31, 2011 decreased by $214 thousand or 15%, compared to the same period a year ago. The decrease in other expenses is primarily related to decreased loan losses recognized by the mortgage subsidiary, partially offset by increased losses on sale of OREO at the Bank. Other expenses increased by $443 thousand or 56%, compared to the three months ended September 30, 2011. The increase was primarily driven by increased losses on the sale of OREO at the Bank, and reclassification adjustments at the mortgage subsidiary.

Table 9

ALLOWANCE ROLL FORWARD

(Dollars in thousands)	Q4	Q3	Q2	Q1	Q4
	2011	2011	2011	2011	2010
Beginning balance	$10,590	$13,363	$13,610	$12,841	$15,452
Provision for loan loss charged to expense	1,800	2,211	2,580	2,400	4,550
Loans charged off	(1,996)	(5,355)	(3,166)	(1,966)	(7,324)
Loan loss recoveries	228	371	339	335	163

Ending balance	$10,622	$10,590	$13,363	$13,610	$12,841

Gross portfolio loans outstanding at period end	$584,688	$589,608	$595,832	$602,980	$600,796

Ratio of allowance for loan losses to total loans	1.82%	1.80%	2.24%	2.26%	2.14%
Nonaccrual loans at period end:
Commercial	$49	$228	$901	$2,848	$2,302
Construction	106	1,650	1,999	224	342
Commercial real estate	6,104	3,034	3,282	3,706	7,066
Residential real estate	14,806	14,010	12,741	11,705	10,704
Home equity	353	353	—	96	97

Total nonaccrual loans	$21,418	$19,275	$18,923	$18,579	$20,511
Accruing troubled debt restructured loans
Commercial	$—	$—	$—	$—	$—
Construction	—	—	108	2,328	2,804
Commercial real estate	14,590	16,811	17,304	3,619	3,621
Residential real estate	2,870	3,279	6,569	5,782	6,243
Home equity	423	426	429	396	—

Total accruing restructured loans	$17,883	$20,516	$24,410	$12,125	$12,668

All other accruing impaired loans	472	908	539	1,182	737

Total impaired loans	$39,773	$40,699	$43,872	$31,886	$33,916

Allowance for loan losses to nonaccrual loans at period end	49.59%	54.94%	70.62%	73.25%	62.61%
Nonaccrual loans to total loans	3.66%	3.27%	3.18%	3.08%	3.41%
Allowance for loan losses to impaired loans	26.71%	26.02%	30.46%	42.68%	37.86%

The Company continued to conservatively manage credit quality during the period, and adjust the ALLL accordingly. As such, the Company provided $1.8 million in provisions for loan losses for the three months ended December 31, 2011, compared with $4.6 million for the same period a year ago. The Company’s ALLL as a percentage of total portfolio loans were 1.82% and 2.14% as of December 31, 2011, and December 31, 2010, respectively.

Net charge offs were $1.8 million for the three months ended December 31, 2011 compared with net charge offs of $7.2 million for the same period a year ago. The charge offs were centered in commercial real estate, 1-4 family residential real estate, and home equity loans, where ongoing credit quality issues continue to linger. The continued weaknesses in the commercial loan portfolio are specifically centered on loans where the borrower’s business revenue sources are tied to real estate. The commercial real estate loan portfolio and commercial loan portfolio will continue to be negatively influenced by weakness in real estate values, the effects of high unemployment levels, and general overall weakness in economic conditions.

As of December 31, 2011, impaired loans totaled $39.8 million, of which $21.4 million were in nonaccrual status. Of the total impaired loans, $13.2 million or one hundred and fifty-one were ITIN loans with an approximate average balance of $87 thousand. The ITIN loan pool represents residential mortgage loans made to legal United States residents without a social security number, and are geographically dispersed throughout the United States. The remaining impaired loans consist of one commercial loan, three construction loans, thirteen commercial real estate loans, thirteen 1-4 family residential mortgages, and eight home equity loans.

Loans are reported as Troubled Debt Restructurings (TDRs) when the Bank grants a concession(s) to borrowers experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the loan rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk.

TDRs are considered impaired loans, but are not necessarily placed on nonaccrual status at inception of TDR status. Rather, if the borrower is current to original loan terms at the time of the restructuring, and continues to pay as agreed to modified terms, the loan is reported as current. As of December 31, 2011, there were $7.6 million of impaired ITINs which were classified as TDRs with $4.7 million on nonaccrual.

As of December 31, 2011 the Company had $31.3 million in TDR’s compared to $29.7 million as of September 30, 2011. As of December 31, 2011, the Company had one hundred and six restructured loans that qualified as TDRs, of which eighty-one loans were performing according to their restructured terms. TDRs represented 5.35% of gross portfolio loans, compared with 5.03% of gross portfolio loans at September 30, 2011.

Table 10

TROUBLED DEBT RESTRUCTURINGS

(Dollars in thousands)	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Nonaccrual	$13,418	$9,155	$7,959	$9,752	$11,977
Accruing	17,883	20,516	24,410	12,125	12,668

Total troubled debt restructurings	$31,301	$29,671	$32,369	$21,877	$24,645
Percentage of total gross portfolio loans	5.35%	5.03%	5.43%	3.63%	4.10%

Table 11

NONPERFORMING ASSETS

(Dollars in thousands)	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Commercial	$49	$228	$901	$2,849	$2,302
Real estate construction
Commercial real estate construction	—	1,543	1,973	99	100
Residential real estate construction	106	107	26	125	242

Total real estate construction	106	1,650	1,999	224	342
Real estate mortgage
1-4 family, closed end 1st lien	4,474	4,205	3,002	1,634	1,166
1-4 family revolving	353	353	—	96	97
ITIN 1-4 family loan pool	10,332	9,805	9,739	10,071	9,538
Home equity loan pool	—	—	—	—	—

Total real estate mortgage	15,159	14,363	12,741	11,801	10,801
Commercial real estate	6,104	3,034	3,282	3,706	7,066

Total nonaccrual loans	21,418	19,275	18,923	18,580	20,511
90 days past due and still accruing	95	373	953	743	—

Total nonperforming loans	21,513	19,648	19,876	19,323	20,511

Other real estate owned	3,731	1,665	1,793	3,868	2,288

Total nonperforming assets	$25,244	$21,313	$21,669	$23,191	$22,799

Nonperforming loans to total loans	3.68%	3.33%	3.34%	3.20%	3.41%
Nonperforming assets to total assets	2.68%	2.30%	2.49%	2.53%	2.43%

Table 12

OTHER REAL ESTATE OWNED ACTIVITY

(Dollars in thousands)	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010
Beginning balance	$1,665	$1,793	$3,868	$2,288	$2,020
Additions to OREO	2,399	129	407	2,099	3,680
Dispositions of OREO	(333)	(257)	(2,112)	(332)	(3,215)
OREO valuation adjustment	—	—	(370)	(187)	(197)

Ending balance	$3,731	$1,665	$1,793	$3,868	$2,288

At December 31, 2011 the Company’s recorded investment in OREO was $3.7 million. During the fourth quarter of 2011, the Company transferred eleven foreclosed properties aggregating $2.4 million to OREO, with an associated charge to the allowance for loan losses of $38.3 thousand for these foreclosed assets. During the fourth quarter 2011, the Company sold four properties aggregating $333 thousand for a net loss of $178 thousand, and did not record any additional write downs of existing OREO in other noninterest expense. The December 31, 2011 OREO balance consists of fourteen properties, of which twelve are secured with 1-4 family residential real estate in the amount of $889 thousand. The remaining two properties consist of a commercial real estate building and improved commercial land in the amount of $2.8 million.

Table 13

INCOME STATEMENT

(Amounts in thousands, except for per share data)	Q4 2011	Q4 2010	Change		Q3 2011	Full Year 2011	Full Year 2010
			$	%
Interest income:
Interest and fees on loans	$9,134	$9,635	$(501)	-5%	$9,013	$36,138	$38,034
Interest on tax-exempt securities	534	524	10	2%	470	2,014	1,692
Interest on U.S. government securities	375	505	(130)	-26%	437	2,123	2,083
Interest on other securities	634	529	105	20%	548	2,410	1,616

Total interest income	10,677	11,193	(516)	-5%	10,468	42,685	43,425
Interest expense:
Interest on demand deposits	166	261	(95)	-36%	191	787	968
Interest on savings deposits	145	244	(99)	-41%	172	792	921
Interest on certificates of deposit	1,123	1,383	(260)	-19%	1,204	4,912	6,151
Interest on securities sold under repurchase agreements	7	12	(5)	-42%	9	43	52
Interest on FHLB borrowings	132	181	(49)	-27%	135	579	626
Interest on other borrowings	645	495	150	30%	311	1,485	1,684

Total interest expense	2,218	2,576	(358)	-14%	2,022	8,598	10,402

Net interest income	8,459	8,617	(158)	-2%	8,446	34,087	33,023
Provision for loan and lease losses	1,800	4,550	(2,750)	-60%	2,211	8,991	12,850

Net interest income after provision for loan and lease losses	6,659	4,067	2,592	64%	6,235	25,096	20,173
Noninterest income:
Service charges on deposit accounts	40	53	(13)	-25%	50	192	260
Payroll and benefit processing fees	129	113	16	14%	99	458	448
Earnings on cash surrender value – Bank owned life insurance	118	111	7	6%	117	465	438
Net gain on sale of securities available-for-sale	105	738	(633)	-86%	532	1,550	1,981
Gain on settlement of put reserve	—	—	—	0%	—	—	1,750
Merchant credit card service income, net	34	53	(19)	-36%	39	376	235
Mortgage banking revenue, net	4,826	5,711	(885)	-15%	4,346	14,255	14,328
Other income	140	123	17	14%	118	474	351

Total noninterest income	5,392	6,902	(1,510)	-22%	5,301	17,770	19,791
Noninterest expense:
Salaries and related benefits	5,613	4,665	948	20%	4,994	18,789	15,700
Occupancy and equipment expense	701	855	(154)	-18%	742	2,971	3,660
Write down of other real estate owned	—	196	(196)	-100%	—	557	1,571
FDIC insurance premium	284	261	23	9%	300	1,319	1,016
Data processing fees	107	65	42	65%	92	389	270
Professional service fees	586	567	19	3%	513	2,268	1,726
Deferred compensation expense	139	127	12	9%	136	533	493
Stationery and supplies	67	47	20	43%	63	269	258
Postage	47	53	(6)	-11%	47	184	198
Directors’ expense	68	58	10	17%	67	276	266
Goodwill impairment	—	—	—	—%	—	—	32
Other expenses	1,231	1,445	(214)	-15%	788	4,530	5,141

Total noninterest expense	8,843	8,339	504	6%	7,742	32,085	30,331

Income before provision (benefit) for income taxes	3,208	2,630	578	22%	3,794	10,781	9,633
Provision (benefit) for income taxes	927	749	178	24%	1,403	2,977	3,159

Net Income	2,281	1,881	400	21%	2,391	7,804	6,474
Less: Net income attributable to noncontrolling interest	219	260	(41)	-16%	348	549	254

Net income attributable to Bank of Commerce Holdings	$2,062	$1,621	$441	27%	$2,043	$7,255	$6,220

Less: Preferred dividend and accretion on preferred stock	139	234	(95)	-41%	334	943	940
Income available to common shareholders	$1,923	$1,387	$536	39%	$1,709	$6,312	$5,280

Basic earnings per share	$0.12	$0.08	$0.04		$0.10	$0.37	$0.35
Weighted average shares - basic	16,991	16,991	0		16,991	16,991	14,951
Diluted earnings per share	$0.12	$0.08	$0.04		$0.10	$0.37	$0.35
Weighted average shares - diluted	16,991	16,991	0		16,991	16,991	14,951
Cash dividends declared	$0.03	$0.03	$—		$0.03	$0.12	$0.18

Table 14

BALANCE SHEET

(Dollars in thousands)	December 31, 2011	December 31, 2010	Change		September 30, 2011
			$	%
ASSETS
Cash and due from banks	$21,442	$23,786	$(2,344)	-10%	$30,961
Interest bearing due from banks	26,676	39,470	(12,794)	-32%	27,476

Total cash and cash equivalents	48,118	63,256	(15,138)	-24%	58,437
Securities available-for-sale, at fair value	203,524	189,235	14,289	8%	165,704
Portfolio loans	584,725	600,706	(15,981)	-3%	589,597
Allowance for loan losses	(10,622)	(12,841)	2,219	-17%	(10,590)

Net loans	574,103	587,865	(13,762)	-2%	579,007
Mortgage loans held for sale	62,875	42,995	19,880	46%	75,805
Total interest earning assets	899,242	896,192	3,050	0%	889,543
Bank premises and equipment, net	9,752	9,697	55	1%	9,664
Goodwill and other intangibles	3,833	3,695	138	4%	3,695
Other real estate owned	3,731	2,288	1,443	63%	1,665
Other assets	34,755	40,102	(5,347)	-13%	34,194

TOTAL ASSETS	$940,691	$939,133	$1,558	0%	$928,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand – noninterest bearing	$116,193	$91,025	$25,168	28%	$99,431
Demand – interest bearing	179,597	162,258	17,339	11%	175,745
Savings accounts	89,012	83,652	5,360	6%	94,519
Certificates of deposit	282,471	311,767	(29,296)	-9%	280,887

Total deposits	667,273	648,702	18,571	3%	650,582
Securities sold under agreements to repurchase	13,779	13,548	231	2%	15,701
Federal Home Loan Bank borrowings	109,000	141,000	(32,000)	-23%	111,000
Mortgage warehouse line of credit	7,600	4,983	2,617	53%	11,290
Junior subordinated debentures	15,465	15,465	—	0%	15,465
Other liabilities	13,984	11,708	2,276	19%	11,377

Total Liabilities	$827,101	$835,406	$(8,305)	-1%	$815,415

Total Equity – Bank of Commerce Holdings	110,462	101,148	9,314	9%	109,847
Noncontrolling interest in subsidiary	3,128	2,579	549	21%	2,909

Total Stockholders’ Equity	113,590	103,727	9,863	10%	112,756

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$940,691	$939,133	$1,558	0%	$928,171

Table 15

AVERAGE BALANCE SHEET (Year to Date)

(Dollars in thousands)	December 31, 2011	December 31, 2010	December 31, 2009
Earning assets:
Loans	$634,949	$640,213	$589,336
Tax exempt securities	52,467	42,172	28,384
US government securities	19,182	27,423	8,606
Mortgage backed securities	67,052	48,972	53,722
Other securities	44,664	15,702	17,313
Interest bearing due from banks	64,399	70,911	50,790
Fed funds sold	—	995	13,438

Average earning assets	882,713	846,388	761,589

Cash and DFB	2,251	1,781	3,638
Bank premises	9,489	9,814	10,322
Other assets	25,116	48,116	28,662

Average total assets	$919,569	$906,099	$804,211

Interest bearing liabilities:
Demand - interest bearing	$157,696	$141,983	$145,542
Savings deposits	91,876	76,718	62,846
CDs	296,034	321,051	317,417
Repurchase agreements	14,805	12,274	11,006
Other borrowings	139,331	134,255	122,057

	699,742	686,281	658,868
Demand - noninterest bearing	100,722	92,433	69,250
Other liabilities	10,997	31,748	9,467
Shareholders' equity	108,108	95,637	66,626

Average liabilities & equity	$919,569	$906,099	$804,211

BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:

Raymond James Financial / Howe Barnes

John T. Cavender

555 Market Street

San Francisco, CA (800) 346-5544

Hill, Thompson, Magid & Co. Inc / R.J. Dragani

15 Exchange Place, Suite 800

Jersey City, New Jersey 07030 (201) 369-2908

Keefe, Bruyette & Woods, Inc. /

Dave Bonaccorso

101 California Street, 37th Floor

San Francisco, CA 94105 (415) 591-5063

Sandler & O’Neil /Bryan Sullivan

919 Third Avenue, 6th Floor

New York, NY 10022 (888) 383-3112

McAdams Wright Ragen, Inc. /Joey Warmenhoven

1121 SW Fifth Avenue

Suite 1400

Portland, Oregon 97204 (866) 662-0351

Stifel Nicolaus

Perry Wright

1255 East Street #100

Redding, CA 96001 (530) 244-7199

Contact Information:

Patrick J. Moty, President and Chief Executive Officer	Telephone Direct	(530) 722-3953
Linda J. Miles, Executive Vice President and Chief Operating Officer	Telephone Direct	(530) 722-3955
Samuel D. Jimenez, Executive Vice President and Chief Financial Officer	Telephone Direct	(530) 722-3952